OAKWOOD MORTGAGE INVESTORS, INC. 1996-B          REPORT DATE:  SEPTEMBER 5, 1996
OAKWOOD ACCEPTANCE CORP. -  SERVICER                             POOL REPORT # 2
REMITTANCE REPORT                                                    Page 1 of 6
REPORTING MONTH:                         Aug-96


                                               Scheduled Principal Balance of Contracts
-----------------------------------------------------------------------------------------------------

Beginning                                                                  Ending           Scheduled
Principal        Scheduled      Prepaid        Liquidated   Contracts      Principal        Gross
Balance          Principal      Principal      Principal    Repurchased    Balance          Interest
-------------------------------------------------------------------------------------------------------
213,588,086.65   (526,658.49)  (1,072,027.76)      0.00         0.00     211,989,400.40   1,990,912.99
=======================================================================================================



               Scheduled                                Amount
 Servicing     Pass Thru   Liquidation   Reserve        Available for
    Fee        Interest     Proceeds      Fund Draw     Distribution
--------------------------------------------------------------------
  177,990.07  1,812,922.92    0.00         0.00         3,589,599.24
====================================================================


                                                          Mezzanine Reserve Fund as of Cutoff Date
--------------------------------------------------------------------------------------------------------------------------

Beginning                                                Investment         Balance Before                  Reserve
 Balance         Deposits                Distrib.         Interest        Current Distribution             Fund Draw
--------------------------------------------------------------------------------------------------------------------------
   0.00         431,325.00                 0.00             732.02              432,057.02                    0.00
==========================================================================================================================

                                                                Reserve Fund Required Balance
                                                           ------------------------------------
  Reserve        Balance After                             Before Current     After Current
Fund Deposit  Current Distribution    Excess               Distribution       Distribution
-----------------------------------------------            ------------------------------------
    0.00           432,057.02        732.02                431,325.00           431,325.00
===============================================            ====================================


Class B-1 Reserve Fund as of Cutoff Date




Beginning                         Investment     Balance Before      Reserve
 Balance     Deposits   Distrib.   Interest   Current Distribution   Fund Draw
-----------------------------------------------------------------------------------
   0.00     323,494.00   0.00       607.79          324,101.79         0.00
===================================================================================


                                                  Reserve Fund Required Balance

                                                  ----------------------------------------
Reserve        Balance After                      Before Current     After Current
Fund Deposit   Current Distribution   Excess      Distribution       Distribution
---------------------------------------------     ----------------------------------------
   0.00            324,101.79         607.79      323,494.00           323,494.00
=============================================     ========================================


Class B-2 Reserve Fund as of Cutoff Date

Beginning                         Investment         Balance Before      Reserve
Balance     Deposits   Distrib.   Interest       Current Distribution   Fund Draw
---------------------------------------------------------------------------------------
 0.00       34,632.97    0.00        0.00               34,632.97          0.00
=======================================================================================


                                                Reserve Fund Required Balance
 Reserve       Balance After                   Before Current  After Current
Fund Deposit  Current Distribution  Excess     Distribution    Distribution
--------------------------------------------   -------------------------------------
181,029.03        215,662.00         0.00      215,662.00        215,662.00
============================================   =====================================





                                Certificate Account
------------------------------------------------------------------------------------------

Beginning             Deposits                            Investment      Ending
Balance        Principal     Interest     Distributions   Interest       Balance
------------------------------------------------------------------------------------------
2,091,582.62  1,526,801.89  1,762,856.92  (4,087,613.77)    5,904.56   1,299,532.22
==========================================================================================




                  P&I Advances at Distribution Date
-------------------------------------------------------------------

Beginning         Recovered            Current           Ending
 Balance          Advances            Advances           Balance
-------------------------------------------------------------------


9,412.84          (9,412.84)        1,120,875.58       1,120,875.58
===================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-B          REPORT DATE:  SEPTEMBER 5, 1996
OAKWOOD ACCEPTANCE CORP. -  SERVICER                             POOL REPORT # 2
REMITTANCE REPORT
REPORTING MONTH:                 Aug-96                              Page 2 of 6


Class B Crossover Test                                     Test Met?
-----------------------------------------------------      ----------------

(a) Remittance date on or after January 2001                      N


(b) Average 60 day Delinquency rate <=          5%             #DIV/0!

(c) Average 30 day Delinquency rate <=          7%             #DIV/0!


(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates

                    Aug. 1996 -Aug. 1997        4%               Y
                    Jan 2001 -Aug. 2002         7%               N
                    Aug. 2002 - Jan. 2003       8%               N

                    Jan, 2003 -                 9%               N


(e) Current realized loss ratio <=              2.75%            Y


(f) Are class B principal balances plus Accelerated

     Principal Distributions > =                22.750%
     of stated scheduled pool balance

                 Beginning B-1 balance                         17,253,000.00

                 Beginning B-2 balance                         10,783,295.00

                 Beginning Accelerated Principal
                 Distribution                                           0.00
                                                              --------------
                                                               28,036,295.00
                 Divided by beginning pool
                 balance                                      213,588,086.65
                                                              --------------
                                                                      13.126%
                                                                     ========





 Average 60 day delinquency ratio:


                   Over 60s             Pool Balance             %
                  -------------------------------------------------------

 Current Mo         605,558.95           211,989,400.40       0.29%
 1st Preceding Mo         0.00           213,588,086.65       0.00%
 2nd Preceding Mo         0.00                     0.00      #DIV/0!
                                             Divided by       3
                                                             --------
                                                             #DIV/0!
                                                             ========





Average 30 day delinquency ratio:


                             Over 30s             Pool Balance             %
                        ------------------------------------------------------

Current Mo                        2,581,813.03      211,989,400.40  1.22%
1st Preceding Mo                    999,968.22      213,588,086.65  0.47%
2nd Preceding Mo                          0.00                0.00 #DIV/0!
                                                     Divided by       3
                                                                --------------
                                                                   #DIV/0!
                                                                ==============


Cumulative loss ratio:

                           Cumulative losses                   0.00
                                                 -------------------------
Divided by Initial Certificate Principal             215,662,295.00 0.000%
                                                                    ======


Current realized loss ratio:

                           Liquidation           Pool
                              Losses            Balance
                        ---------------------------------------------

Current Mo                    0.00           213,588,086.65
1st Preceding Mo              0.00           215,662,295.02
2nd Preceding Mo              0.00                     0.00
                                                                     0.000%
                                                                 ==============

OAKWOOD MORTGAGE INVESTORS, INC. 1996-B          REPORT DATE:  SEPTEMBER 5, 1996
OAKWOOD ACCEPTANCE CORP. -  SERVICER             POOL REPORT #2
REMITTANCE REPORT                                                POOL REPORT # 2
REPORTING MONTH:                 Aug-96



                                                         Delinquency Analysis
                                          31 to 59 days         60 to 89 days     90 days and Over     Total Delinq.
                No. of     Principal         Principal            Principal          Principal               Principal
                Loans       Balance      #    Balance       #      Balance      #     Balance        #        Balance
                --------------------------------------------------------------------------------------------------------

Excluding Repos  7,833   211,883,444.27   78 1,940,663.02    19  535,193.88      0      0.00        97    2,475,856.90

         Repos       5       105,956.13    2    35,591.06     3   70,365.07      0      0.00         5      105,956.13
                -------------------------------------------------------------------------------------------------------------

         Total   7,838   211,989,400.40   80 1,976,254.08    22  605,558.95      0      0.00       102    2,581,813.03
                =============================================================================================================
                                                                                                   1.3%          1.22%
                                                                                                   ====          =====




                                                Repossession Analysis
                        Active Repos          Reversal        Current Month
                        Outstanding         (Redemption)         Repos         Cumulative Repos
                            Principal          Principal         Principal          Principal

Excluding Repos         #    Balance        #   Balance      #   Balance       #     Balance

         Repos       ----------------------------------------------------------------------------

         Total           5   105,956.13     0     0.00      4     91,559.08    5    105,956.13







OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. - SERVICER               REPORT DATE: SEPTEMBER 5, 1996
REMITTANCE REPORT POOL                            REPORT # 2
REPORTING MONTH: Aug-96
                                                                     Page 4 of 6
REPOSSESSION LIQUIDATION REPORT


===================================================================================================================================
                  Liquidated                                                    Net                 Net       Current
Account  Customer Principal     Sales     Insur.     Total  Repossession  Liquidation Unrecov.   Pass Thru  Period Net  Cumulative
 Number    Name    Balance    Proceeds    Refunds  Proceeds   Expenses      Proceeds  Advances   Proceeds   Gain/(Loss) Gain/(Loss)
-----------------------------------------------------------------------------------------------------------------------------------
                                                      0.00                     0.00                 0.00       0.00
                                                      0.00                     0.00                 0.00       0.00
                                                      0.00                     0.00                 0.00       0.00
                                                      0.00                     0.00                 0.00       0.00
                                                      0.00                     0.00                 0.00       0.00
                                                      0.00                     0.00                 0.00       0.00
                                                      0.00                     0.00                 0.00       0.00
                                                      0.00                     0.00                 0.00       0.00
                                                      0.00                     0.00                 0.00       0.00
                                                      0.00                     0.00                 0.00       0.00
                                                      0.00                     0.00                 0.00       0.00
                                                      0.00                     0.00                 0.00       0.00
                                                      0.00                     0.00                 0.00       0.00
                                                      0.00                     0.00                 0.00       0.00
                                                      0.00                     0.00                 0.00       0.00
                                                      0.00                     0.00                 0.00       0.00
                                                      0.00                     0.00                 0.00       0.00
                                                      0.00                     0.00                 0.00       0.00
                  ----------------------------------------------------------------------------------------------------------------
                    0.00     0.00        0.00         0.00      0.00           0.00      0.00       0.00       0.00          0.00
                  =================================================================================================================
                                                                                                                         0.00
                                                                                                                        ======

As a percentage of the aggregate cut-off date principal balance

OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER             REPORT DATE:  SEPTEMBER 5, 1996
REMITTANCE REPORT                                                POOL REPORT # 2
REPORTING MONTH:                              Aug-96
                                                                     Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL


                             Original      Beginning       Current      Accelerated                Ending             Principal Paid
                Cert.       Certificate    Certificate     Principal      Principal  Writedown   Certificate     Pool    Per $1,000
                Class         Balances      Balances        Payable     Distribution  Amounts     Balances      Factor  Denomination
----------------------------------------------------------------------------------------------------------------------------------
A-1                         45,290,000.00  43,215,791.63 (1,598,686.25)        0.00     0.00   41,617,105.38  91.89027%    36.99
A-1 Outstanding Writedown            0.00           0.00          0.00         0.00     0.00            0.00   0.00         0.00

A-2                         35,585,000.00  35,585,000.00          0.00         0.00     0.00   35,585,000.00 100.00000%     0.00
A-2 Outstanding Writedown            0.00           0.00          0.00         0.00     0.00            0.00   0.00         0.00

A-3                         32,350,000.00  32,350,000.00          0.00         0.00     0.00   32,350,000.00 100.00000%     0.00
A-3 Outstanding Writedown            0.00           0.00          0.00         0.00     0.00            0.00   0.00         0.00

A-4                         22,642,000.00  22,642,000.00          0.00         0.00     0.00   22,642,000.00 100.00000%     0.00
A-4 Outstanding Writedown            0.00           0.00          0.00         0.00     0.00            0.00   0.00         0.00

A-5                         32,350,000.00  32,350,000.00          0.00         0.00     0.00   32,350,000.00 100.00000%     0.00
A-5 Outstanding Writedown            0.00           0.00          0.00         0.00     0.00            0.00   0.00         0.00

A-6                         19,409,000.00  19,409,000.00          0.00         0.00     0.00   19,409,000.00 100.00000%     0.00
A-6 Outstanding Writedown            0.00           0.00          0.00         0.00     0.00            0.00   0.00         0.00

B-1                         17,253,000.00  17,253,000.00          0.00   (54,765.85)    0.00   17,198,234.15  99.68257%     3.17
B-1 Outstanding Writedown            0.00           0.00          0.00         0.00     0.00            0.00   0.00         0.00

B-2                         10,783,295.00  10,783,295.00          0.00   (34,229.19)    0.00   10,749,065.81  99.68257%     3.17
B-2 Outstanding Writedown            0.00           0.00          0.00         0.00     0.00            0.00   0.00         0.00

Excess Asset Principal
     Balance                         0.00           0.00          0.00    88,995.04     0.00       88,995.04


                           -------------------------------------------------------------------------------

                           215,662,295.00 213,588,086.63 (1,598,686.25)        0.00     0.00  211,989,400.38
                           ===================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER             REPORT DATE:  SEPTEMBER 5, 1996
REMITTANCE REPORT                                                POOL REPORT # 2
REPORTING MONTH:                             Aug-96
                                                                     Page 6 of 6

CERTIFICATE INTEREST ANALYSIS


                                                                                                      Interest Paid
            Certificate     Remittance   Beginning     Current        Total   Interest   Ending   Per $1,000   Cert.     TOTAL
               Class            Rate       Balance      Accrual        Paid   Shortfall  Balance  Denomination  Class  DISTRIBUTION
                            -------------------------------------------------------------------------------------------------------
A-1                            5.53188%    0.00      139,454.33    139,454.33    0.00    0.00        3.23       A-1    1,738,140.58
A-1  Carryover Interest        0.00        0.00            0.00          0.00    0.00    0.00        0.00
A-1  Writedown Interest        0.00        0.00            0.00          0.00    0.00    0.00        0.00

A-2                            6.80000%    0.00      201,648.33    201,648.33    0.00    0.00        5.67       A-2      201,648.33
A-2  Carryover Interest        0.00        0.00            0.00          0.00    0.00    0.00        0.00
A-2  Writedown Interest        0.00        0.00            0.00          0.00    0.00    0.00        0.00

A-3                            7.10000%    0.00      191,404.17    191,404.17    0.00    0.00        5.92       A-3      191,404.17
A-3  Carryover Interest        0.00        0.00            0.00          0.00    0.00    0.00        0.00
A-3  Writedown Interest        0.00        0.00            0.00          0.00    0.00    0.00        0.00

A-4                            7.35000%    0.00      138,682.25    138,682.25    0.00    0.00        6.13       A-4      138,682.25
A-4  Carryover Interest        0.00        0.00            0.00          0.00    0.00    0.00        0.00
A-4  Writedown Interest        0.00        0.00            0.00          0.00    0.00    0.00        0.00

A-5                            7.65000%    0.00      206,231.25    206,231.25    0.00    0.00        6.38       A-5      206,231.25
A-5  Carryover Interest        0.00        0.00            0.00          0.00    0.00    0.00        0.00
A-5  Writedown Interest        0.00        0.00            0.00          0.00    0.00    0.00        0.00

A-6                            8.00000%    0.00      129,393.33    129,393.33    0.00    0.00        6.67       A-6      129,393.33
A-6  Carryover Interest        0.00        0.00            0.00          0.00    0.00    0.00        0.00
A-6  Writedown Interest        0.00        0.00            0.00          0.00    0.00    0.00        0.00

B-1                            8.39200%    0.00      120,655.98    120,655.98    0.00    0.00        6.99       B-1      175,421.83
B-1  Carryover Interest        0.00        0.00            0.00          0.00    0.00    0.00        0.00
B-1  Writedown Interest        0.00        0.00            0.00          0.00    0.00    0.00        0.00

B-2                            9.64400%    0.00       86,661.75     86,661.75    0.00    0.00        8.04       B-2      120,890.94
B-2  Carryover Interest        0.00        0.00            0.00          0.00    0.00    0.00        0.00
B-2  Writedown Interest        0.00        0.00            0.00          0.00    0.00    0.00        0.00

X                                          0.00      509,796.49    509,796.49   (0.00)  (0.00)                   X       509,796.49

Service Fee                                0.00      177,990.07    177,990.07    0.00    0.00                            177,990.07
                                 ----------------------------------------------------------                           -----------

                                           0.00    1,901,917.95  1,901,917.95   (0.00)  (0.00)                         3,589,599.24
*Distribute "X" as follows:

        Class "X" interest                                         328,767.46
        B-2 Reserve Fund                                           181,029.03
                                                                -------------
                                                                   509,796.49
                                                                 ============